Exhibit 23.2

PricewaterhouseCoopers LLP
350 S. Grand Ave.
Los Angeles CA 90071
Telephone (213) 356 6000
Facsimile (813) 637 4444

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of BreitBurn Energy Partners L.P., which appears in BreitBurn Energy Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Los Angeles, CA
July 18, 2008